AMENDED AND RESTATED

                              SETTLEMENT AGREEMENT

     THIS AMENDED AND RESTATED SETTLEMENT AGREEMENT (the "Agreement") is made as of this 11th day of November, 1998, by and among Meditrust Corporation, a Delaware corporation ("REIT"), Meditrust Operating Company, a Delaware corporation ("OPCO" and, together with REIT, the "Companies" and each a "Company"), Merrill Lynch International ("MLI") and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as agent acting for the account of MLI and as owner of the Purchase Shares (as defined in the Purchase Agreement (as defined herein)) and successor to the rights and obligations of MLI under the Purchase Agreement ("Merrill Lynch" and, together with MLI, the "Merrill Lynch Parties"). The Companies and the Merrill Lynch Parties are sometimes referred to herein as the "Parties" and each individually, a "Party." Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Purchase Agreement or the Adjustment Agreements, as the circumstances require.

     WHEREAS, the Parties hereto entered into a Settlement Agreement dated as of November 11, 1998 (the "Original Settlement Agreement") which sets forth certain agreements and covenants, and as required by an Agreement between the Parties hereto dated November 11, 1998, the Parties are entering into this Agreement which is intended to amend and restate the Original Settlement Agreement. Accordingly, the purpose of this Agreement is to amend and restate the Original Settlement Agreement in its entirety and to set forth the terms and conditions of the agreements contained herein.

     WHEREAS, the Parties hereto are parties to that certain Purchase Agreement dated as of February 26, 1998 (the "Original Purchase Agreement") and that certain Purchase Price

Adjustment Mechanism Agreement dated as of February 26, 1998 (the "Original Adjustment Agreement"), as each have been amended by those certain Amendment Agreements dated as of July 16, July 31 and September 11, 1998 (the "First Amendment," "Second Amendment," and "Third Amendment," respectively, and collectively, the "Amendments") (as so amended, the "Purchase Agreement" and the "Adjustment Agreement," respectively, and, collectively, the "Forward Equity Transaction Documents");

     WHEREAS, the Parties desire to amend the Purchase Agreement pursuant to the Amendment to Purchase Agreement substantially in the form attached as Exhibit A hereto and to amend and restate the Adjustment Agreement by entering into the Secured Purchase Price Adjustment Mechanism Agreement (the "Secured Adjustment Agreement") and the Unsecured Purchase Price Adjustment Mechanism Agreement (the "Unsecured Adjustment Agreement," and together with the Secured Adjustment Agreement, the "Restated Adjustment Agreements"), each in substantially the form attached as Exhibits B-1 and B-2 hereto, respectively;

     WHEREAS, the Parties further desire to enter into certain other agreements pertaining to those transactions contemplated by the Forward Equity Transaction Documents, each of which will be set forth in this Agreement or in the other documents and instruments delivered in connection herewith.

     NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, the Parties hereto hereby covenant and agree as follows:

1. Amendment of Purchase Agreement and Amendment and Restatement of Adjustment Agreement. The Parties hereto agree to execute and deliver on the date hereof the Amendment to Purchase Agreement and the Restated Adjustment Agreements, substantially in the forms attached as Exhibit A, Exhibit B-1 and Exhibit B-2 hereto, respectively. Upon execution and delivery of the Amendment to Purchase Agreement and the Restated Adjustment Agreements, the Parties agree that the Original Adjustment Agreement and the Amendments shall thereafter be superseded and rescinded, respectively and, in each case, of no further force and effect. However, the effect of the foregoing is not to affect any action taken prior to the date hereof pursuant to the Original Adjustment Agreement and the Amendments. Further, the Parties hereto expressly reserve their rights with respect to any actions taken under the Forward Equity Transaction Documents prior to the date hereof, except that the Parties agree that the Registration Statement declared effective on October 8, 1998 shall constitute a Resale Registration Statement as contemplated by the Purchase Agreement. The Companies agree and acknowledge that the Merrill Lynch Parties are entering into this Agreement on the condition that the Original Adjustment Agreement be amended and restated as provided herein, and in reliance thereon, and that such amendment and restatement is an essential part of the agreements contemplated herein.

2. Maximum Payment to Reduce Reference Amounts and Purchase Paired Shares. The Parties agree that Schedules 2A and 2B hereto set forth calculations of the Reference Amounts under the Restated Adjustment Agreements as of November 10, 1998. The Parties acknowledge and agree that the aggregate amount to be paid or otherwise delivered to the Merrill Lynch Parties as payment on the "Reference Amount" under the Restated Adjustment Agreements shall not exceed the sum of (a) [$80,000,000] in the case of the Secured Adjustment Agreement and [$197,312,500] in the case of the Unsecured Adjustment Agreement, plus, in each case (b) the applicable amount determined in accordance with Section 1(z)(i) of the respective Restated Adjustment Agreements. Further, the Merrill Lynch Parties agree that, upon payment in full of the then applicable Reference Amount under both of the Restated Adjustment Agreements, they shall deliver, or cause to be delivered, to the Companies, without further payment therefor, any and all Paired Shares delivered to them in connection with, as a result of, or pursuant to the Purchase Agreement or the Restated Adjustment Agreements and not previously delivered to the Companies or sold by the Merrill Lynch Parties pursuant to the Restated Adjustment Agreements.

3. Effect of Cash Payment to the Merrill Lynch Parties. Any and all cash paid or otherwise delivered to the Merrill Lynch Parties by or on behalf of the Companies (a)_pursuant to Sections 4.2(ii), 4.3, 5, 6.3(b), 6.4,
     7(b), 8.1 and 9 of this Agreement and Section_5.2 of the Purchase Agreement, as amended by the Amendment to Purchase Agreement, shall reduce the Reference Amount (by reducing, on a per Adjustment Share basis, the Reference Price) of the Unsecured Adjustment Agreement in the manner set forth in Section 3.3 of the Unsecured Adjustment Agreement, and (b) pursuant to Sections 6.1, 6.3(a), 6.5 and 9 of this Agreement, shall reduce the Reference Amount (by reducing, on a per Adjustment Share basis, the Reference Price) of the Secured Adjustment Agreement in the manner set forth in Section_3.3 of the Secured Adjustment Agreement.

4.   Standstill.

     a. Initial Standstill. In consideration of the Standstill Consideration (as defined below), the Merrill Lynch Parties agree that, subject to
          Section 4.4, from the date hereof and until January 31, 1999, they will not directly or indirectly sell, assign, transfer, pledge or otherwise dispose of, or enter into any put or other contract, option or other arrangement or undertaking (including any socalled shortsale which the Merrill Lynch Parties then intend to settle with the Paired Shares delivered to them in connection with, as a result of, or pursuant to the terms of the Forward Equity Transaction Documents or, after the date hereof, the Purchase Agreement, as amended by the Amendment to Purchase Agreement, or the Restated Adjustment Agreements) with respect to the direct or indirect sale, assignment, transfer or other disposition of, any Paired Shares delivered to them in connection with, as a result of, or pursuant to the terms of, the Forward Equity Transaction Documents prior to the date hereof or pursuant to the Restated Adjustment Agreements on and after the date hereof; provided, however, that the Merrill Lynch Parties may enter into such an arrangement or undertaking (subject to the provisions of the Purchase Agreement as amended by the Amendment to Purchase Agreement, and the Restated Adjustment Agreements) in the event the transaction contemplated by such arrangement or undertaking will not be consummated until after January 31, 1999 (or February 28, 1999 in the event the Standstill is extended pursuant to Section 4.3) (the "Standstill"). The foregoing shall in no event restrict or limit sales by the Merrill Lynch Parties for the account of clients or for their own account so long as the Paired Shares to be sold were not delivered to the Merrill Lynch Parties pursuant to the Purchase Agreement or the Restated Adjustment Agreements. Further, the Parties agree that the Companies shall not, during the term of the Standstill, be required to comply with the requirements in the Purchase Agreement, as amended by the Amendment to Purchase Agreement, and the Restated Adjustment Agreements with respect to making an Effective Registration Statement available to the Merrill Lynch Parties; provided, that the foregoing shall in no way relieve the Companies' obligations contained in such Agreements immediately following the termination of the Standstill.

     b. Standstill Consideration. In consideration of the Merrill Lynch Parties' Standstill, the Companies agree to (i) execute and deliver to the Merrill Lynch Parties concurrently herewith (a) a Deed of Trust Note and a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing substantially in the form of Exhibits C1 and C2 hereto, respectively (collectively, the "NonRecourse Note and Mortgage"), and (b) a Subordination and Attornment and Estoppel Certificate of Los Angeles Turf Club, Incorporated substantially in the form of Exhibits C3 and C4 hereto, respectively; and (ii) pay to the Merrill Lynch Parties an aggregate of $25 million in cash on or prior to December 24, 1998 in the event the Companies (or the REIT) have not, on or prior to such date, completed an offering or private placement of convertible preferred stock, common stock or other equity securities or securities convertible into equity securities the net proceeds of which (A) exceed $100 million, and (B) have been paid or otherwise delivered to the Merrill Lynch Parties to reduce the Reference Amount under the Unsecured Adjustment Agreement (such $25 million payment, the "December Payment" and, together with the NonRecourse Note and Mortgage, the "Standstill Consideration"). The Companies agree to not challenge in any legal proceeding the adequacy of the consideration received by the Companies in connection with their delivery of, or agreement to deliver, the Standstill Consideration. Such December Payment shall reduce the Reference Amount under the Unsecured Adjustment Agreement in accordance with the provisions of Section 3.3 of the Unsecured Adjustment Agreement.

     c. Standstill Extension. Provided the Merrill Lynch Parties' Standstill has not been terminated in accordance with the terms of this Agreement, the Companies shall have the option to extend such Standstill until February 26, 1999 upon written notice to the Merrill Lynch Parties and payment by or on behalf of the Companies to the Merrill Lynch Parties of $25 million (the "January Payment"), delivered on or prior to the close of business on January 31, 1999. The January Payment, if made, shall reduce the Reference Amount under the Unsecured Adjustment Agreement in accordance with the provisions of Section 3.3 of the Unsecured Adjustment Agreement.

     d.   Termination of Standstill. The Standstill shall terminate in the event
          (i) the December Payment, if required, is not made to the Merrill Lynch Parties on or prior to the close of business on December 24, 1998; provided, however, that the foregoing shall not relieve the Companies of their obligation to make such $25 million December Payment or preclude the Merrill Lynch Parties from pursuing any and all legal remedies to collect such payment; (ii) the lender's title insurance policy required by Section 6.2 hereof is not delivered within the time period set forth therein; (iii) the Companies fail to deliver promptly the Net Sales Proceeds (as defined in Section 6.4 hereof) after payment of the NonRecourse Note and Mortgage as contemplated by Section 6.4; (iv) the Companies fail to deliver the earnest money deposit as contemplated by Section 6.5 hereof; (v) the Companies fail to deliver to MLI the net proceeds of an offering as contemplated by the second sentence of Section 8.1 or fail to comply with the provisions of the first and second sentence of Section 8.2 hereof; (vi) the Companies offer or sell any equity securities or securities convertible into equity securities (except as specifically permitted by Section 9 hereof) while the Reference Amount under either of the Restated Adjustment Agreements exceeds zero (0) dollars and the net proceeds from such offering or private placement (or the portion of the net proceeds necessary to reduce the Reference Amount under both of the Restated Adjustment Agreements to zero (0) dollars) are not paid or otherwise delivered to MLI as contemplated by Section 9 hereof, (vii) the Companies fail to deliver to MLI any Interim Settlement Shares, dividends on Interim Settlement Shares or cash required by Section 5 of the Restated Adjustment Agreements within one
          (1) Business Day of any date on which such delivery is required;
          (viii) the Companies fail to comply with the obligations set forth in the second to the last sentence of Section 4.2 hereof; or (ix) an Event of Default under Section 23(a), (c), (h) or (l) of the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing shall have occurred and continues as of the date of such Standstill termination. In the event such Standstill is so terminated, then (i) any restrictions on the ability of the Merrill Lynch Parties contained in this Agreement or any other agreement contemplated hereunder to sell Paired Shares shall immediately cease and (ii) the Companies shall promptly prepare and file any required amendment or supplement to the Registration Statement and Prospectus covering the Paired Shares held by the Merrill Lynch Parties and use their best efforts to cause the required Resale Closing Documents to be promptly delivered.

5. Collateral Account and Purchased Shares. The Parties acknowledge and agree that, as of the close of business on November 9, 1998, the collateral account established by MLI pursuant to the Forward Equity Transaction Documents (the "Collateral Account") held the amount of cash and Paired Shares set forth on Schedule 2 hereto. Merrill Lynch acknowledges that it owns, and holds for its own account, 8,500,000 Paired Shares purchased by MLI pursuant to the Purchase Agreement. The Companies hereby direct the Merrill Lynch Parties to promptly transfer the cash held in the Collateral Account as of the date of this Agreement to the order of MLI, which amount shall reduce the Reference Amount in accordance with the provisions of
     Section 3.3 of the Unsecured Adjustment Agreement. Further, the Companies direct the Merrill Lynch Parties to promptly transfer the cash deposited from time to time in the Collateral Account as dividends on the Paired Shares then held in the Collateral Account by the Merrill Lynch Parties (including the November 13 dividend) to the order of MLI, which amounts shall, upon such transfer, reduce the Reference Amounts in accordance with the provisions of Section 3.3 of the respective Restated Adjustment Agreements.

6.   Santa Anita Matters.

     a. Return of Instrument; Discharge of Mortgage. Upon payment of $80 million to the order of MLI on account of the NonRecourse Note and Mortgage (which shall reduce the Reference Amount under the Secured Adjustment Agreement in accordance with the provisions of Section 3.3 of the Secured Adjustment Agreement), the Merrill Lynch Parties shall deliver to the Companies, the NonRecourse Note and Mortgage, any and all documents delivered in connection therewith and a Discharge of Mortgage reasonably satisfactory to the buyer of the Santa Anita Racetrack and the Companies and any interest of the Merrill Lynch Parties in the real property and operations which are the subject of the NonRecourse Note and Mortgage shall terminate. The Merrill Lynch Parties acknowledge that time will be of the essence for such delivery and agree that such instrument, if requested by the Companies, will be delivered contemporaneously (including delivery at the closing of any sale of the Santa Anita Racetrack) with such payment.

     b. Lender's Title Insurance. The Companies agree to deliver to the Merrill Lynch Parties, on or prior to November 30, 1998, a customary lender's title insurance policy on the real property interests subject to the NonRecourse Note and Mortgage.

     c. Effect of Foreclosure. (a) The Parties hereby acknowledge and agree that $80 million of the net proceeds from the foreclosure (the "Net Foreclosure Proceeds") of the NonRecourse Note and Mortgage upon delivery to MLI shall reduce the Reference Amount under the Secured Adjustment Agreement in accordance with the provisions of Section 3.3 of the Secured Adjustment Agreement and that such NonRecourse Note and Mortgage shall, upon foreclosure, terminate.

          i. The Net Foreclosure Proceeds, after payment of $80 million to MLI, shall be payable to, and for the account of, the Companies; provided, however, that the Merrill Lynch Parties shall retain that amount of Net Foreclosure Proceeds (if any) in excess of the amount of any federal, state or local income taxes of the Companies directly attributable to such foreclosure (or the grant of the underlying mortgage) reasonably determined by the Companies (the "Tax Remittance"). To accomplish the foregoing, the Companies shall notify the Merrill Lynch Parties of the amount of such Tax Remittance, and shall deliver to the Merrill Lynch Parties a schedule displaying the calculation of such Tax Remittance, and the Merrill Lynch Parties shall promptly remit, or cause to be remitted, to the Companies, such amount; provided, however, that in no event shall the Merrill Lynch Parties be required to remit amounts as a Tax Remittance if such remittance would cause the Merrill Lynch Parties to retain less than $80 million of Net Foreclosure Proceeds (including the amount of such proceeds applied to the NonRecourse Note and Mortgage). The excess (if any) of such Net Foreclosure Proceeds after payment of such $80 million and the delivery of such Tax Remittance (subject to the proviso in the foregoing sentence) shall reduce the Reference Amount under the Unsecured Adjustment Agreement in accordance with the provisions of Section 3.3 of the Unsecured Adjustment Agreement.

          ii. The "Net Foreclosure Proceeds" shall consist of the gross proceeds in any such foreclosure less only the reasonable, outofpocket costs directly attributable to such foreclosure incurred and paid by or on behalf of the Merrill Lynch Parties, provided, that, in no event shall taxes or other nonforeclosure related expenses of the Merrill Lynch Parties be deducted in calculating such Net Foreclosure Proceeds. The Merrill Lynch Parties shall deliver to the Companies a schedule displaying the calculation of such Net Foreclosure Proceeds within fifteen (15) Business Days of such foreclosure.

     d.   Excess Proceeds on Sale of Santa Anita Racetrack.

          i. The Companies agree to pay or to otherwise deliver to MLI the amount of the net proceeds from the sale of the Santa Anita Racetrack (the "Net Sales Proceeds") in excess of the $80 million due and payable to MLI pursuant to the terms of the NonRecourse Note and Mortgage, which excess amount will, upon delivery to MLI, reduce the Reference Amount under the Unsecured Adjustment Agreement in accordance with the provisions of Section 3.3 of the Unsecured Adjustment Agreement.

          ii. The "Net Sales Proceeds" shall consist of the gross proceeds in any such sale less only (i) reasonable, outofpocket costs directly attributable to such sale, and (ii) the amount of any federal, state or local income taxes of the Companies directly attributable to such sale (or to the grant or discharge of the mortgage contemplated by this Agreement). The Companies shall deliver to the Merrill Lynch Parties a schedule displaying the calculation of such Net Sales Proceeds within fifteen (15) Business Days of the consummation of such sale.

     e. Forfeiture of Deposit. The Companies agree to promptly pay or otherwise deliver the $6.5 million earnest money deposit to MLI in the event such earnest money deposit is forfeited by the proposed buyer of such facility under the terms of the agreement governing the delivery and forfeiture of such earnest money deposit. Such earnest money deposit, upon delivery to MLI, shall reduce the Reference Amount under the Secured Adjustment Agreement in accordance with the provisions of
          Section 3.3 of the Secured Adjustment Agreement.

7. Extension of NonRecourse Note and Mortgage. (a) The principal amount of the NonRecourse Note and Mortgage, which amount shall not bear interest, shall be due and payable in full on January 4, 1999 (the "Maturity Date"). Notwithstanding the foregoing, if the NonRecourse Note and Mortgage has not been paid in full by January 4, 1999, the

     Companies shall have the right to extend (pursuant to one or more extensions) the Maturity Date until March 31, 1999, provided that, during such extension and until the principal amount of the NonRecourse Note and Mortgage is paid in full, the Spread (as defined in the Adjustment Agreement) under each of the Restated Adjustment Agreements shall be increased as follows, in each case retroactive to January 4, 1999 and in complete substitution of the prior month's Spread increase set forth below:



                  Date                                      Spread Increase To
                  ----                                      ------------------
            1/04/99 - 1/31/99                                150 Basis Points

            2/1/99 - 2/28/99                                 250 Basis Points

          3/1/99 - Non-Recourse                              350 Basis Points
          Note is Paid in Full

     The above described increase to the Spread shall be of no further force and effect and the provisions of each Restated Adjustment Agreement shall control upon (i) payment in full of the principal amount due under the NonRecourse Note and Mortgage or (ii) foreclosure of the same pursuant to Section 6.3 hereof resulting in Net Foreclosure Proceeds to the Merrill Lynch Parties in excess of $80 million.

          i. In the event the Net Foreclosure Proceeds received by the Merrill Lynch Parties do not equal or exceed $80 million, the Companies shall make a subsequent payment to the Merrill Lynch Parties (which shall reduce the Reference Amount under the Unsecured Adjustment Agreement in accordance with Section 3.3 of the Unsecured Adjustment Agreement) and identify such payment as allocable to the amount by which such Net Foreclosure Proceeds were less than $80 million, in which case the abovedescribed increase to the Spread shall be of no further force and effect and the provisions of each Restated Adjustment Agreement shall thereafter control.

8.   Preferred Stock Offering.

     a. General. The REIT (or the Companies, if applicable) shall use its best efforts to commence and complete one or more offerings or private placements of convertible preferred stock, common stock or other equity securities or securities convertible into equity securities on or prior to December 24, 1998. The REIT (or the Companies, if applicable) agrees that the net proceeds from such offering(s) (after underwriting discounts and other direct expenses of the offering(s)) shall be paid or otherwise delivered to MLI to reduce the Reference Amount under the Unsecured Adjustment Agreement in accordance with the provisions of Section 3.3 of the Unsecured Adjustment Agreement.

     b. Role of Merrill Lynch. The Parties agree that Merrill Lynch shall act as lead manager or placement agent, as the case may be, in any such public offering or private placement and shall receive usual and customary (i) lead manager or placement agent compensation and (ii) reasonable expense reimbursement. The Parties agree that the underwriting discount for such public offering or private placement shall be the usual and customary discount for such an offering or private placement at the time of such offering or placement, provided, that, such discount shall be no less than three and one half percent (3-1/2%). The Parties agree that the REIT (or the Companies, if applicable) shall have the right, in its sole discretion, to select one or more comanagers or coplacement agents, as the case may be, for any such public offering or private placement, which comanagers or coplacement agents shall receive usual and customary comanagement or coplacement agent terms (including compensation and reasonable expense reimbursement). Any one of such comanagers in a public offering may act, at the REIT's (or the Companies', if applicable) request, as a qualified independent underwriter as defined in the National Association of Securities Dealers, Inc. Conduct Rule 2720.

9. Additional Public Offerings or Private Placements. The Companies agree that until the Reference Amount under both of the Restated Adjustment Agreements has been reduced to zero (i) dollars, it shall not offer or sell any equity securities or securities convertible into equity securities (except (x) in connection with employee benefit plans, contracts or arrangements; or (y) using such equity securities (or securities convertible into equity securities) as consideration in acquisitions, joint ventures or similar transactions, which consideration may not exceed $50 million in the aggregate), unless (i) the net proceeds from such offering or placement (up to the Reference Amount under both of the Restated Adjustment Agreements) are paid or otherwise delivered to the Merrill Lynch Parties; or (ii) the Companies have provided the Merrill Lynch Parties the opportunity to include an amount of Paired Shares such that the net proceeds to the Merrill Lynch Parties from such offering or placement will reduce the Reference Amount under both of the Restated

     Adjustment Agreements to zero (0) dollars before any other Paired Shares (on a primary or secondary basis) are included in such offering or placement. The Parties acknowledge that any such offering or placement contemplated by clause (i) above shall be subject to the approval of the requisite percentage of lenders under the REIT's credit facility.

10. Press Releases. The Parties will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other written public statements with respect to the transactions contemplated by this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with, or rules of, any national securities exchange. The Parties agree that the language substantially in the form set forth in Exhibit D hereto shall be acceptable for use in a press release by the Companies, describing, among other things, the transactions contemplated by this Agreement and the exhibits and schedules appended hereto. Notwithstanding the foregoing, each of the parties hereto shall be permitted to make press releases in the ordinary course, including those which refer generally to the existence of this transaction.

11.  Representations.

     a. Representations of the Companies. The Companies hereby represent and warrant to the Merrill Lynch Parties that (i) this Agreement and each other agreement, document and instrument executed by each Company pursuant to or in connection with this Agreement constitutes, or when executed and delivered will constitute, the valid and binding obligation of each such Company, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles; and (ii) the lenders under the REIT's senior credit facility have consented to the use of the proceeds from the sale of the Santa Anita Racetrack to pay the NonRecourse Note and Mortgage in full and to reduce the Reference Amount under the Restated Adjustment Agreements by an equivalent amount of such payment (inclusive of both $80 million payment of the NonRecourse Note and Mortgage and the excess proceeds (if any)) and no other consents of the lenders in connection with the grant of the NonRecourse Note and Mortgage, the payment of the net proceeds from the sale of the Santa Anita Racetrack to the Merrill Lynch Parties, the preferred stock offering contemplated by Section 8 hereof and the other transactions contemplated by this Agreement and the other Forward Equity Transaction Documents is necessary.

     Section 11.2 Representations of the Merrill Lynch Parties. The Merrill Lynch Parties hereby represent and warrant to the Companies that (i) this Agreement and each other agreement, document and instrument executed by each such Merrill Lynch Party pursuant to or in connection with this Agreement constitutes, or when executed and delivered will constitute, the valid and binding obligation of each such Merrill Lynch Party, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other rights affecting creditors' rights generally, and general equitable principles.

12. [Intentionally omitted.]

13. General Provisions.

     a. Notices. All notices, consents and other communications required hereunder shall be delivered in the manner set forth in the Purchase Agreement.

     b. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Parties hereto.

     c. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     d. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     e. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon (i) the successors of the Merrill Lynch Parties and (ii) any assignee or transferee of rights and obligations of the Merrill Lynch Parties pursuant to the Amended Purchase Agreement, as amended by Amendment to Purchase Agreement, the Restated Adjustment Agreements or this Agreement. Any permitted transferee of the Merrill Lynch Parties pursuant to the Amended Purchase Agreement, as amended by Amendment to Purchase Agreement, the Restated Adjustment Agreements or this Agreement, and any successor, assignee, or transferee thereto, shall be held subject to all of the terms of this Agreement. Except as set forth in this Section 13, neither the Companies nor the Merrill Lynch Parties may assign any of their respective rights, or delegate any of their respective duties under this Agreement.

     f. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

     g. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall


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

          constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     h. Conflicts with Other Agreements. In the event any conflict between the provisions of this Agreement and the Amended Purchase Agreement (as amended by the Amendment to Purchase Agreement), the Restated Adjustment Agreements or the NonRecourse Note and Mortgage, the terms and provisions of this Agreement shall govern.

     i. Expenses. Except as specifically provided herein, the Parties shall each pay their respective fees and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby; provided, that the Companies shall reimburse the Merrill Lynch Parties for their reasonable, documented outofpocket expenses incurred in connection with the transactions contemplated by this Settlement Agreement up to a maximum of $200,000.

     j. Escrow. This Agreement and each of the documents contemplated hereby shall be held pursuant to the terms of the Escrow Agreement attached as Exhibit E hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



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


         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

                                            MERRILL LYNCH INTERNATIONAL



                                            By:  /s/ John O'Dowd
                                                 ------------------------------
                                               Name:  John O'Dowd
                                               Title: Vice President




                                            MERRILL LYNCH, PIERCE, FENNER &
                                             SMITH INCORPORATED



                                            By: /s/ Onu Odim
                                                 ------------------------------
                                               Name:  Onu Odim
                                               Title: Managing Director




                                            MEDITRUST OPERATING COMPANY



                                            By: /s/ William Baker
                                                 ------------------------------
                                               Name:  William C. Baker
                                               Title: President




                                            MEDITRUST CORPORATION



                                            By:  /s/ Michael Benjamin
                                                 ------------------------------
                                               Name:  Michael S. Benjamin, Esq.
                                               Title: Senior Vice President

                                                                     Schedule 2A
                                                                     -----------




See attached schedule.

                                                                     Schedule 2B
                                                                     -----------




See attached schedule.

                                    Exhibit A
                                    ---------



              See attached Form of Amendment to Purchase Agreement.

                                   Exhibit B-1
                                   -----------



   See attached Form of Secured Purchase Price Adjustment Mechanism Agreement.

                                   Exhibit B-2
                                   -----------


  See attached Form of Unsecured Purchase Price Adjustment Mechanism Agreement.

                             Exhibits C1 through C4



     See attached form of NonRecourse Note and Mortgage (Exhibits C1 and C2) and related documents (Exhibits C3 and C4).

                                    Exhibit D
                                    ---------



                       Form of Language for Press Release
                       ----------------------------------

     Meditrust has entered into an agreement to fully settle its existing $277 million FEIT with Merrill Lynch International and certain of its affiliates. Under the agreement, Meditrust has agreed to grant a mortgage of the Santa Anita Racetrack to Merrill Lynch and anticipates repaying Merrill Lynch approximately 50% of the FEIT obligation in cash generated in part from the sale of certain assets. It is anticipated that the remaining FEIT obligation will be discharged from the proceeds of the sale of equity securities of The Meditrust Companies with terms to be finalized shortly which, if offered publicly, will be offered pursuant to a prospectus. Merrill Lynch has agreed, subject to the terms of the settlement agreement, not to sell any shares of the existing FEIT until February 28, 1999 while Meditrust completes the sale of equity securities and certain assets.

     Mr. Benson said, "We believe this arrangement regarding our only forward equity obligation should remove market uncertainty for Meditrust's paired common stock, with the ultimate objective of minimizing possible dilution to funds from operations (FFO) associated with this obligation."

                                    Exhibit E
                                    ---------

                             Form of Escrow Account
                             ----------------------


See attached form of Escrow Agreement.